EXHIBIT 2
                          Amended and Restated By-laws

                           AMENDED AND RESTATED BYLAWS

                                       OF

                          PROGRESSIVE RETURN FUND, INC.

                 ----------------------------------------------

                                    Article I

                  NAME OF COMPANY, LOCATION OF OFFICES AND SEAL

           1.1 NAME. The name of the Company is Progressive Return Fund, Inc.

           1.2 PRINCIPAL OFFICES. The principal office of the Company in the State of Maryland shall be located in Baltimore, Maryland. The Company may, in addition, establish and maintain such other offices and places of business within or outside the State of Maryland as the Board of Directors may from time to time determine.

           1.3 SEAL. The corporate seal of the Company shall be circular in form and shall bear the name of the Company, the year of its incorporation and the words "Corporate Seal, Maryland." The form of the seal shall be subject to alteration by the Board of Directors and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any Officer or Director of the Company shall have authority to affix the corporate seal of the Company to any document requiring the same.

                                   Article II

                                  STOCKHOLDERS

           2.1 PLACE OF MEETINGS. All meetings of the Stockholders shall be held at such place within the United States, whether within or outside the State of Maryland, as the Board of Directors shall determine, which shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

           2.2 ANNUAL MEETING. The annual meeting of the Stockholders of the Company shall be held at such place as the Board of Directors shall select on such date, during the thirty-one (31) day period ending six months after the end of the Company's fiscal year, as may be fixed by the Board of Directors each year, at which time the Stockholders shall elect Directors by plurality vote, and transact such other business as may properly come before the meeting. Any business of the Company may be transacted at the annual meeting without being specially designated in the notice except as otherwise provided by statute, by the Articles of Incorporation or by these Bylaws.




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           2.3 SPECIAL MEETINGS. Special meetings of the Stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by resolution of the Board of Directors or by the President, and shall be called by the Secretary at the request, in writing, of a majority of the Board of Directors or at the request, in writing, of Stockholders owning at least 25% of the votes entitled to be cast at the meeting upon payment by such Stockholders to the Corporation of the reasonably estimated cost of preparing and mailing a notice of the meeting (which estimated cost shall be provided to such Stockholders by the Secretary of the Corporation). Notwithstanding the foregoing, unless requested by Stockholders entitled to cast a majority of the votes entitled to be cast at the meeting, a special meeting of the Stockholders need not be called at the request of Stockholders to consider any matter that is substantially the same as a matter voted on at any special meeting of the Stockholders held during the preceding twelve (12) months. A written request shall state the purpose or purposes of the proposed meeting.

           2.4 NOTICE. Written notice of every meeting of Stockholders, stating the purpose or purposes for which the meeting is called, the time when and the place where it is to be held, shall be served, either personally or by mail, not less than ten (10) nor more than ninety (90) days before the meeting, upon each Stockholder as of the record date fixed for the meeting who is entitled to vote at such meeting. If mailed (1) such notice shall be directed to a Stockholder at his address as it shall appear on the books of the Company (unless he shall have filed with the Transfer Agent of the Company a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request) and (2) such notice shall be deemed to have been given as of the date when it is deposited in the United States mail with first class postage thereon prepaid.

           2.5       NOMINATIONS AND PROPOSALS BY STOCKHOLDERS.

           (a)       Annual Meetings of Stockholders.

                    (1) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the Stockholders may be made at an annual meeting of Stockholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or
(iii) by any Stockholder of the Corporation who was a Stockholder of record both at the time of giving of notice provided for in this Section 2.5(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 2.5(a).



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                    (2) For nominations to the Board of Directors or other
business to be properly brought before an annual meeting by a Stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 2.5, the Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for action by Stockholders. To be timely, a Stockholder's notice must be delivered to the Secretary at the principal executive office of the Corporation by not later than the close of business on the 90th day prior to the first anniversary of the date of mailing of the notice for the preceding years annual meeting nor earlier than the close of business on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting; provided, however, that in the event that the date of the mailing of the notice for the annual meeting is advanced or delayed by more than 30 days from the anniversary date of the mailing of the notice for the preceding year's annual meeting, notice by the Stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meting or the tenth day following the day on which public announcement of the date of mailing of the notice for such meeting is first made by the Corporation. In no event shall the public announcement of a postponement of the mailing of the notice for such annual meeting or of an adjournment or postponement of an annual meeting to a later date or time commence a new time period for the giving of a Stockholder's notice described above. A Stockholder's notice to be proper must set forth (i) as to each person whom the Stockholder proposes to nominate for election or reelection as a director (A) the name, age, business address and residence address of such person, (B) the class and number of shares of stock of the Corporation that are beneficially owned or owned of record by such person and (C) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934 (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected): (ii) as to any other business that the Stockholder proposes to be before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Stockholder (including any anticipated benefit to the Stockholder therefrom) and of each beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the Stockholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such Stockholder, as they appear on the Corporation's stock ledger and current name and address, if different, and of such beneficial owner, and (y) the class and number of shares of stock of the Corporation which are owned beneficially and of record by such Stockholder and such beneficial owner.

                    (3) Notwithstanding anything in the second sentence of Paragraph (a)(2) of this Section 2.5 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation of such action or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting, a Stockholder's notice required by this Section 2.5(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day immediately following the day on which such public announcement is first made by the Corporation.



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           (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of Stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of Stockholders at which directors are to be elected (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any Stockholder of the Corporation who is a Stockholder of record both at the time of giving of notice provided for in this Section 2.5(b) and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 2.5(b). In the event the Corporation calls a special meeting of Stockholders for the purpose of electing one or more directors to the Board of Directors, any such Stockholder may nominate a person or persons (as the case may be) for election to such position as specified in the Corporation's notice of meeting, if the Stockholder's notice containing the information required by paragraph (a)(2) of this Section 2.5 shall have been delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a Stockholder's notice as described above.

           (c)       General.

                    (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.5 shall be eligible to serve as directors, and only such business shall be conducted at a meeting of Stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.5. The chairman of the meeting shall have the power and duty to determine whether a nomination of any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.5 and, if any proposed nomination or other business is not in compliance with this Section 2.5, to declare that such nomination or proposal shall be disregarded.

                    (2) For purposes of this Section 2.5, (a) the "date of mailing of the notice" shall mean the date of the proxy statement for the solicitation or proxies for election of directors and (b) "public announcement" shall mean disclosure (i) in a press release either transmitted to the principal securities exchange on which shares of the Corporation's common stock are traded or reported by a recognized news service or (ii) in a document publicly filed by the Corporation with the United States Securities and Exchange Commission.



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                    (3) Notwithstanding the foregoing provisions of this Section
2.5, a Stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.5. Nothing in this Section
2.5 shall be deemed to affect any right of a Stockholder to requires inclusion of a proposal in, nor the right of the Corporation to omit a proposal from, the Corporation's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

           2.6 QUORUM. The holders of one-third of the total amount of stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by statute, by the Articles of Incorporation or by these Bylaws. If a quorum shall not be present or represented, the Stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, to a date not more than one hundred twenty (120) days after the original record date, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business which might have been transacted at the original meeting may be transacted.

           2.7 VOTE OF THE MEETING. When a quorum is present or represented at any meeting, the vote of the holders of a majority of votes cast shall decide any question brought before such meeting (except with respect to election of directors which shall be by a plurality of votes cast), unless the question is one upon which, by express provisions of applicable statutes, of the Articles of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

           2.8 VOTING RIGHTS OF STOCKHOLDERS. Each Stockholder of record having the right to vote shall be entitled at every meeting of the Stockholders of the Company to one vote for each share of stock having voting power standing in the name of such Stockholder on the books of the Company on the record date fixed in accordance with Article 6.5 of these Bylaws, with pro rata voting rights for any fractional shares, and such votes may be cast either in person or by written proxy.

           2.9 ORGANIZATION. At every meeting of the Stockholders, the Chairman of the Board, or in his absence or inability to act, the Vice Chairman of the Board, or in his absence or inability to act, a chairman chosen by the Stockholders, shall act as chairman of the meeting. The Secretary, or in his absence or inability to act, a person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes of the meeting.



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           2.10 PROXIES. Every proxy must be executed in writing by the
Stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless it shall have specified therein its duration. Every proxy shall be revocable at the pleasure of the person executing it or of his personal representatives or assigns. Proxies shall be delivered prior to the meeting to the Secretary of the Company or to the person acting as Secretary of the meeting before being voted. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless, at or prior to exercise of such proxy, the Company receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Stockholder shall be deemed valid unless challenged at or prior to its exercise.

           2.11 STOCK LEDGER AND LIST OF STOCKHOLDERS. It shall be the duty of the Secretary or Assistant Secretary of the Company to cause an original or duplicate stock ledger to be maintained at the office of the Company's transfer agent.

           2.12 ACTION WITHOUT MEETING. Any action to be taken by Stockholders may be taken without a meeting if (1) all Stockholders entitled to vote on the matter consent to the action in writing, (2) all Stockholders entitled to notice of the meeting but not entitled to vote at it sign a written waiver of any right to dissent and (3) said consents and waivers are filed with the records of the meetings of Stockholders. Such consent shall be treated for all purposes as a vote at a meeting.

                                   Article III

                               BOARD OF DIRECTORS


           3.1 GENERAL POWERS. Except as otherwise provided in the Articles of Incorporation, the business and affairs of the Corporation shall be managed under the direction of the Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors except as conferred on or reserved to the Stockholders by law, by the Articles of Incorporation or by these Bylaws.

           3.2 BOARD OF THREE TO NINE DIRECTORS. The Board of Directors shall consist of not less than three (3) nor more than nine (9) Directors; PROVIDED that if there are no shares of capital stock outstanding, the number of Directors may be less than three but not less than one. Directors need not be Stockholders. The Directors shall have power from time to time, and at any time when the Stockholders as such are not assembled in a meeting, regular or special, to increase or decrease the number of Directors. If the number of Directors is increased, the additional Directors may be elected by a majority of the Directors in office at the time of the increase. If such additional Directors are not so elected by the Directors in office at the time they increase the number of places on the Board, or if the additional Directors are elected by the existing Directors prior to the first meeting of the Stockholders of the Company, then in either of such events the additional Directors shall be elected or reelected by the Stockholders at their next annual meeting or at an earlier special meeting called for that purpose.



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           Beginning with the first annual meeting of Stockholders held after the initial public offering of the shares of the Company (the "initial annual meeting"), the Board of Directors shall be divided into three classes: Class I, Class II and Class III. The terms of office of the classes of Directors elected at the initial annual meeting shall expire at the times of the annual meetings of the Stockholders as follows: Class I on the next annual meeting, Class II on the second next annual meeting and Class III on the third next annual meeting, or thereafter in each case when their respective successors are elected and qualified. At each subsequent annual election, the Directors chosen to succeed those whose terms are expiring shall be identified as being of the same class as the Directors whom they succeed, and shall be elected for a term expiring at the time of the third succeeding annual meeting of Stockholders, or thereafter in each case when their respective successors are elected and qualified. The number of Directorships shall be apportioned among the classes so as to maintain the classes as nearly equal in number as possible.

           3.3 VACANCIES. Subject to the provisions of the Investment Company Act of 1940, as amended, if the office of any Director or Directors becomes vacant for any reason (other than an increase in the number of Directors), the Directors in office, although less than a quorum, shall continue to act and may choose a successor or successors, who shall hold office until the next election of Directors, or any vacancy may be filled by the Stockholders at any meeting thereof.

           3.4 REMOVAL. At any meeting of Stockholders duly called and at which a quorum is present, the Stockholders may, by the affirmative vote of the holders of at least three-fourths (3/4) of the votes entitled to be cast thereon, remove any Director or Directors from office, with or without cause, and may elect a successor or successors to fill any resulting vacancies for the unexpired term of the removed Director.

           3.5 RESIGNATION. A Director may resign at any time by giving written notice of his resignation to the Board of Directors or the Chairman or the Vice Chairman of the Board or the Secretary of the Corporation. Any resignation shall take effect at the time specified in it or, should the time when it is to become effective not be specified in it, immediately upon its receipt. Acceptance of a resignation shall not be necessary to make it effective unless the resignation states otherwise.

           3.6 PLACE OF MEETINGS. The Directors may hold their meetings at the principal office of the Company or at such other places, either within or outside the State of Maryland, as they may from time to time determine.

           3.7 REGULAR MEETINGS. Regular meetings of the Board may be held at such date and time as shall from time to time be determined by resolution of the Board.

           3.8 SPECIAL MEETINGS. Special meetings of the Board may be called by order of the Chairman or Vice Chairman of the Board on one (1) day's notice given to each Director either in person or by mail, telephone, telegram, cable or wireless to each Director at his residence or regular place of business. Special meetings will be called by the Chairman or Vice Chairman of the Board or Secretary in a like manner on the written request of a majority of the Directors.



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           3.9 QUORUM. At all meetings of the Board, the presence of one-third
(1/3) of the entire Board of Directors (but not less than two Directors unless the Board of Directors shall consist of only one Director in which event that one Director shall constitute a quorum) shall be necessary to constitute a quorum and sufficient for the transaction of business, and any act of a majority present at a meeting at which there is a quorum shall be the act of the Board of Directors, except as may be specifically provided by statute, by the Articles of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

           3.10 ORGANIZATION. The Board of Directors shall designate one of its members to serve as Chairman of the Board and another of its members to serve as Vice Chairman of the Board. The Chairman of the Board shall preside at each meeting of the Board. In the absence or inability of the Chairman of the Board to act, the Vice Chairman of the Board, or, in his absence or inability to act, another Director chosen by a majority of the Directors present, shall act as chairman of the meeting and preside at the meeting. The Secretary (or, in his absence or inability to act, any person appointed by the chairman) shall act as secretary of the meeting and keep the minutes of the meeting.

           3.11 INFORMAL ACTION BY DIRECTORS AND COMMITTEES. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may, except as otherwise required by statute, be taken without a meeting if a written consent to such action is signed by all members of the Board, or of such committee, as the case may be, and filed with the minutes of the proceedings of the Board or committee. Subject to the Investment Company Act of 1940, as amended, members of the Board of Directors or a committee thereof may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.

           3.12 EXECUTIVE COMMITTEE. There may be an Executive Committee of two or more Directors appointed by the Board who may meet at stated times or on notice to all by any of their own number. The Executive Committee shall consult with and advise the Officers of the Company in the management of its business and exercise such powers of the Board of Directors as may be lawfully delegated by the Board of Directors. Vacancies shall be filled by the Board of Directors at any regular or special meeting. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board when required.

           3.13 AUDIT COMMITTEE. There shall be an Audit Committee of two or more Directors who are not "interested persons" of the Company (as defined in the Investment Company Act of 1940, as amended) appointed by the Board who may meet at stated times or on notice to all by any of their own number. The Committee's duties shall include reviewing both the audit and other work of the Company's independent accountants, recommending to the Board of Directors the independent accountants to be retained, and reviewing generally the maintenance and safekeeping of the Company's records and documents.



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           3.14 OTHER COMMITTEES. The Board of Directors may appoint other committees which shall in each case consist of such number of members (but not less than two) and shall have and may exercise, to the extent permitted by law, such powers as the Board may determine in the resolution appointing them. A majority of all members of any such committee may determine its action, and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to change the members and, to the extent permitted by law, to change the powers of any such committee, to fill vacancies and to discharge any such committee.

           3.15 COMPENSATION OF DIRECTORS. The Board may, by resolution, determine what compensation and reimbursement of expenses of attendance at meetings, if any, shall be paid to Directors in connection with their service on the Board. Nothing herein contained shall be construed to preclude any Director from serving the Company in any other capacity or from receiving compensation therefor.



                                   Article IV

                                    OFFICERS

           4.1 OFFICERS. The Officers of the Company shall be fixed by the Board of Directors and shall include a President, Secretary and Treasurer. Any two of the aforesaid offices may be held by the same person except the offices of President and Vice President. A person who holds more than one office in the Company may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified by more than one officer.

           4.2 APPOINTMENT OF OFFICERS. The Directors shall appoint the Officers, who need not be members of the Board.

           4.3 ADDITIONAL OFFICERS. The Board may appoint such other Officers and agents as it shall deem necessary who shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

           4.4 SALARIES OF OFFICERS. The salaries of all Officers of the Company shall be fixed by the Board of Directors.

           4.5 TERM, REMOVAL, VACANCIES. The Officers of the Company shall serve at the pleasure of the Board of Directors and hold office for one year and until their successors are chosen and qualify in their stead. Any Officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Directors. If the office of any Officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.



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           4.6 PRESIDENT. The President shall be the chief executive officer of the Company, shall, subject to the supervision of the Board of Directors, have general responsibility for the management of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect.

           4.7 VICE PRESIDENT. The Vice President shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors shall prescribe.

           4.8 TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board and Directors at the regular meetings of the Board, or whenever they may require it, an account of the financial condition of the Company.

           Any Assistant Treasurer may perform such duties of the Treasurer as the Treasurer or the Board of Directors may assign, and, in the absence of the Treasurer, he may perform all the duties of the Treasurer.

           4.9 SECRETARY. The Secretary shall attend meetings of the Board and meetings of the Stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the Executive Committee of the Board when required. He shall give or cause to be given notice of all meetings of Stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors. He shall keep in safe custody the seal of the Company and affix it to any instrument when authorized by the Board of Directors.

           Any Assistant Secretary may perform such duties of the Secretary as the Secretary or the Board of Directors may assign, and, in the absence of the Secretary, may perform all the duties of the Secretary.

           4.10 SUBORDINATE OFFICERS. The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall serve at the pleasure of the Board of Directors and have such title, hold office for such period, have such authority and perform such duties as the Board of the Directors may I determine. The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

           4.11 SURE BONDS. The Board of Directors may require any officer or agent of the Company to execute a bond (including, without limitation, any bond required by the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission) to the Company in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his duties to the Company, including responsibility for negligence and for the accounting of any of the Company's property, funds or securities that may come into his hands.



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                                    Article V

                               GENERAL PROVISIONS

           5.1 WAIVER OF NOTICE. Whenever the Stockholders or the Board of Directors are authorized by statute, the provisions of the Articles of Incorporation or these Bylaws to take any action at any meeting after notice, such notice may be waived, in writing, before or after the holding of the meeting, by the person or persons entitled to such notice, or, in the case of a Stockholder, by his duly authorized attorney-in-fact.

                                 5.2 INDEMNITY.

                    (a) The Company shall indemnify its directors to the fullest extent that indemnification of directors is permitted by the Maryland General Corporation Law. The Company shall indemnify its officers to the same extent as its directors and to such further extent as is consistent with law. The Company shall indemnify its directors and officers who while serving as directors or officers also serve at the request of the Company as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan to the fullest extent consistent with law. The indemnification and other rights provided by this Article shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. This Article shall not protect any such person against any liability to the Company or any stockholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office ("disabling conduct").

                    (b) Any current or former director or officer of the Company seeking indemnification within the scope of this Article shall be entitled to advances from the Company for payment of the reasonable expenses incurred by him in connection with the matter as to which he is seeking indemnification in the manner and to the fullest extent permissible under the Maryland General Corporation Law. The person seeking indemnification shall provide to the Company a written affirmation of his good faith belief that the standard of conduct necessary for indemnification by the Company has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (a) the person seeking indemnification shall provide a security in form and amount acceptable to the Company for his undertaking; (b) the Company is insured against losses arising by reason of the advance; or (c) a majority of a quorum of directors of the Company who are neither "interested persons" as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, nor parties to the proceeding ("disinterested non-party directors"), or independent legal counsel, in a written opinion, shall have determined, based on a review of facts readily available to the Company at the time the advance is proposed to be made, that there is reason to believe that the person seeking indemnification will ultimately be found to be entitled to indemnification.



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                    (c) At the request of any person claiming indemnification
under this Article, the Board of Directors shall determine, or cause to be determined, in a manner consistent with the Maryland General Corporation Law, whether the standards required by this Article have been met. Indemnification shall be made only following: (a) a final decision i on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason or disabling conduct or (b) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct by (i) the vote of a majority of a quorum of disinterested non-party directors or (ii) an independent legal counsel in a written opinion.

                    (d) Employees and agents who are not officers or directors of the Company may be indemnified, and reasonable expenses may be advanced to such employees or agents, as may be provided by action of the Board of Directors or by contract, subject to any limitations imposed by the Investment Company Act of 1940.

                    (e) The Board of Directors may make further provision consistent with law for indemnification and advance of expenses to directors, officers, employees and agents by resolution, agreement or otherwise. The indemnification provided by this Article shall not be deemed exclusive of any other right, with respect to indemnification or otherwise, to which those seeking indemnification may be entitled under any insurance or other agreement or resolution of stockholders or disinterested directors or otherwise.

                    (f) References in this Article are to the Maryland General Corporation Law and to the Investment Company Act of 1940 as from time to time amended. No amendment of these Bylaws shall affect any right of any person under this Article based on any event, omission or proceeding prior to the amendment.


           5.3 INSURANCE. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company or who, while a director, officer, employee, or agent of the Company, is or was serving at the request of the Company as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan, against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position; provided that no insurance may be purchased by the Company on behalf of any person against any liability to the Company or to its Stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

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           5.4 CHECKS. All checks or demands for money and notes of the Company shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

           5.5 FISCAL YEAR. The fiscal year of the Company shall be determined by resolution of the Board of Directors.



                                   Article VI

                              CERTIFICATES OF STOCK

           6.1 CERTIFICATES OF STOCK. The interest of each Stockholder of the Company shall be evidenced by certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. The certificates shall be numbered and entered in the books of the Company as they are issued. They shall exhibit the holder's name and the number of whole shares and no certificate shall be valid unless it has been signed by the President and the Treasurer or an Assistant Treasurer or the i Secretary or an Assistant Secretary and bears the corporate seal. Such seal may be a facsimile, engraved or printed. Where any such certificate is signed by a Transfer Agent or by a Registrar, the signatures of any such officer may be facsimile, engraved or printed. In case any of the officers of the Company whose manual or facsimile signature appears on any stock certificate delivered to a Transfer Agent of the Company shall cease to be such Officer prior to the issuance of such certificate, the Transfer Agent may nevertheless countersign and deliver such certificate as though the person signing the same or whose facsimile signature appears thereon had not ceased to be such officer, unless written instructions of the Company to the contrary are delivered to the Transfer Agent.

           6.2 LOST, STOLEN OR DESTROYED CERTIFICATES. The Board of Directors, or the President together with the Treasurer or Secretary, may direct a new certificate to be issued in place of any certificate theretofore issued by the Company, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person I claiming the certificate of stock to be lost, stolen or destroyed, or by his legal representative. When authorizing such issue of a new certificate, the Board of Directors, or the President and Treasurer or Secretary, may, in its or their discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it or they shall require and/or give the Company a bond in such sum and with such surety or sureties as it or they may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed for such newly issued certificate.

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           6.3 TRANSFER OF STOCK. Shares of the Company shall be transferable on the books of the Company by the holder thereof in person or by his duly authorized attorney or legal representative upon surrender and cancellation of a certificate or certificates for the same number of shares of the same class, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, with such proof of the authenticity of the signature as the Company or its agents may reasonably require. The shares of stock of the Company may be freely transferred, and the Board of Directors may, from time to time, adopt rules and regulations with reference to the method of transfer of the shares of stock of the Company.

           6.4 REGISTERED HOLDER. The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by statute.

           6.5 RECORD DATE. The Board of Directors may fix a time not less than 10 nor more than 90 days prior to the date of any meeting of Stockholders or prior to the last day on which the consent or dissent of Stockholders may be effectively expressed for any purpose without a meeting, as the time as of which Stockholders entitled to notice of, and to vote at, such a meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined; and all such persons who were holders of record of voting stock at such time and no other shall be entitled to notice of, and to vote at, such meeting or to express their consent or dissent, as the case may be. If no record date has been fixed, the record date for the determination of Stockholders entitled to notice of, or to vote at, a meeting of Stockholders shall be the later of the close of business on the day on which notice of the meeting is mailed or the thirtieth (30th) day before the meeting, or, if notice is waived by all Stockholders, at the close of business on the tenth day next preceding the day on which the meeting is held. The Board of Directors may also fix a time not exceeding ninety (90) days preceding the date fixed for the payment of any dividend or the making of any distribution, or for the delivery of evidences of rights, or evidences of interests arising out of any change, conversion or exchange of capital stock, as a record time for the determination of the Stockholder entitled to receive any such dividend, distribution, rights or interests.

           6.6 STOCK LEDGERS. The stock ledgers of the Company, containing the names and addresses of the Stockholders and the number of shares held by them respectively, shall be kept at the principal offices of the Company or at the offices of the transfer agent of the Company or at such other location as may be authorized by the Board of Directors from time to time.

           6.7 TRANSFER AGENTS AND REGISTRARS. The Board of Directors may from time to time appoint or remove transfer agents and/or registrars of transfers (if any) of shares of stock of the Company, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made, all certificates representing shares of capital stock thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars of transfers (if any) or by both and shall not be valid unless so countersigned. If the same person shall be both transfer agent and registrar, only one countersignature by such person shall be required.

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                                   Article VII

                                   AMENDMENTS

           7.1 GENERAL. Except as provided in the next succeeding sentence and in the Articles of Incorporation, all Bylaws of the Corporation, whether adopted by the Board of Directors or the Stockholders, shall be subject to amendment, alteration or repeal, and new Bylaws may be made, by the affirmative vote of a majority of either:

                    (a) the holders of record of the outstanding shares of stock of the Corporation entitled to vote, at any annual or special meeting, the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new Bylaw; or

                    (b) the Directors, at any regular or special meeting the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new Bylaw. The provisions of Articles
2.5 and 3.2 of these Bylaws shall be subject to amendment, alteration or repeal by the affirmative vote of either: (i) the holders of record of 75% of the outstanding shares of stock of the Corporation entitled to vote, at any annual or special meeting, the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration or repeal or (ii) 75% of the Continuing Directors (as such term is defined in Article VII of the Corporation's Articles of Incorporation), at any regular or special meeting the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration or repeal.

Dated:     Amended and Restated as of February 13, 2002







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